News Release
F r o m N u a n c e C o m m u n i c a t i o n s

For Immediate Release

Contacts:

For Investors and Press Richard Mack Nuance Communications, Inc. Tel: 781-565-5000 Email: richard.mack@nuance.com	For Press Holly Dewar Nuance Communications, Inc. Tel: 781-565-5000 Email: holly.dewar@nuance.com
Nuance Announces Second Fiscal Quarter 2008 Results
Mobile, On-Demand Offerings and International Markets Fuel Record Results;
Company Positioned to Exceed Fiscal Year Revenue Targets
BURLINGTON, Mass., May 12, 2008 – Please replace the release with the following corrected version due to revisions to the Condensed Consolidated Balance Sheet financial table.
The corrected version reads:
NUANCE ANNOUNCES SECOND FISCAL QUARTER 2008 RESULTS
Mobile, On-Demand Offerings and International Markets Fuel Record Results; Company Positioned to Exceed Fiscal Year Revenue Targets
Nuance Communications, Inc. (NASDAQ: NUAN) today announced financial results for the second fiscal quarter ended March 31, 2008.
Nuance reported revenues of $203.3 million in the quarter ended March 31, 2008, a 54 percent increase over revenues of $132.1 million in the quarter ended March 31, 2007. In addition to using GAAP results in evaluating the business, management also believes it is useful to evaluate results using non-GAAP measures. Using a non-GAAP measure, the Company reported non-GAAP revenue of approximately $219.9 million which includes approximately $16.6 million in revenue lost to purchase accounting largely in conjunction with the Company’s acquisitions of Tegic, Viecore and VoiceSignal. Using the non-GAAP measure, revenues grew 63 percent over the same quarter last year.
On a GAAP basis, Nuance recognized a net loss of $26.8 million, or $(0.13) per share, in the quarter ended March 31, 2008, compared with a net loss of $1.7 million, or $(0.01) per share, in the quarter ended March 31, 2007. Using a non-GAAP measure, Nuance reported non-GAAP net income of $41.6 million, or $0.18 per diluted share, for the period ending March 31, 2008, compared to non-GAAP net income of $23.4 million, or $0.12 per diluted share, in the quarter ended March 31, 2007.
The non-GAAP revenue amount includes revenue lost to purchase accounting largely in conjunction with the Company’s acquisitions of Tegic, Viecore and VoiceSignal. The non-GAAP net income amount excludes non-cash taxes and interest, amortization of intangible assets, non-cash amortization of stock-based compensation, and acquisition-related transition and integration costs and charges. See “GAAP to non-GAAP Reconciliation” below for further information on the Company’s non-GAAP measures.
“Nuance continued its momentum into its second quarter as we experienced strong demand in our mobile, healthcare and imaging markets and robust performance from our international operations,” said Paul Ricci, chairman and CEO of Nuance. “Interest in our mobile solutions, continued expansion of our on-demand revenues, acceleration of our acquisition synergies and the contributions from the eScription acquisition position us to sustain revenue and earnings growth through the remainder of the fiscal year.”
Consistent with the Company’s strategy and recent trends, highlights from the quarter include:
•	Mobile and Embedded Solutions — Nuance’s mobile and embedded solutions revenues were a record $46.7 million. The Company continues to benefit from strong consumer demand, the industry’s most extensive portfolio of embedded solutions and connected services, and new design wins with manufacturers, including LG, Motorola, Nokia, Palm, RIM and Sanyo.

•	Enterprise Speech — Nuance enterprise speech revenues were up year-over-year and sequentially owing to Nuance’s On-Demand and Enterprises Services offerings. Demand for enterprise solutions was robust in the European and Asian markets, offset somewhat by sluggish demand within North America. Important agreements, across the enterprise division, with new and existing customers include AIC, Air France, Deutsche Bank, Nissan Motor and T-Mobile.

•	Healthcare Solutions — Nuance’s healthcare unit also saw year-over-year and sequential revenue growth in the quarter as demand for its dictation, transcription clinical workflow solutions continued to grow. The Company continued to experience acceleration in its healthcare revenues delivered as software-as-a-service, including iChart on-demand transcription and Veriphy critical test result management (CTRM) solutions. Contracts in the quarter with new and existing customers include BannerHealth, Children’s Hospital of Pennsylvania, SunHealth, and University of California San Francisco Medical Center.

•	PDF and Document Imaging — Revenues for Nuance’s PDF and imaging solutions were strong in the second quarter, owing largely to the launch of PDF Converter 5. The Company introduced a new Enterprise Edition of PDF Converter 5 which helped secure several enterprise licenses, including BASF and Deloitte.

•	Operational Achievement — Nuance increased its focus on expense controls and accelerating synergies from recent acquisitions to further improve and leverage non-GAAP operating margins. Cash flows from operations were a record, at approximately $41 million in the second quarter 2008, up 17 percent over the same period last year.

Nuance to Host Quarterly Conference Call at 4:30 p.m. Today
In conjunction with today’s announcement, Nuance will broadcast its quarterly conference call over the Internet at 4:30 p.m. ET. Those who wish to listen to the live broadcast should visit the Investor Relations section of the Company’s Web site at www.nuance.com at least 15 minutes prior to the event and follow the instructions provided to ensure that the necessary audio applications are downloaded and installed. The conference call can also be heard via telephone by dialing (800) 553-5260 or (612) 332-0345 five minutes prior to the call and referencing conference code 922419. A replay of the call will be available within 24 hours of the announcement. To access the replay, dial (800) 475-6701 or (320) 365-3844 and refer to access code 922419.
About Nuance Communications, Inc
Nuance Communications, Inc. (NASDAQ: NUAN) is a leading provider of speech and imaging solutions for businesses and consumers around the world. Its technologies, applications and services make the user experience more compelling by transforming the way people interact with information and how they create, share and use documents. Every day, millions of users and thousands of businesses experience Nuance’s proven applications. For more information, please visit www.nuance.com.
Trademark reference: Nuance, the Nuance logo, Dictaphone, iChart and OmniPage are registered trademarks or trademarks of Nuance Communications, Inc. or its affiliates in the United States and/or other countries. All other trademarks referenced herein are the property of their respective owners.
Safe Harbor and Forward-Looking Statements
Statements in this document regarding the future demand for, performance of, and opportunities for growth in Nuance’s speech, imaging, healthcare and dictation solutions, opportunities provided by the recent acquisitions and any other statements about Nuance managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” or “estimates” or similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: fluctuations in demand for Nuance’s existing and future products; economic conditions in the United States and abroad; Nuance’s ability to control and successfully manage its expenses and cash position; the effects of competition, including pricing pressure; possible defects in Nuance’s products and technologies; the ability of Nuance to successfully integrate operations and employees of acquired businesses; the ability to realize anticipated synergies from acquired businesses; and the other factors described in Nuance’s annual report on Form 10-K for the fiscal year ended September 30, 2007 and Nuance’s quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. Nuance disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.
The unaudited financial results presented in this press release are subject to change based on the completion of the review of our fiscal first quarter 2008 financial statements. The information included in this press release should not be viewed as a substitute for full financial statements.
Discussion of Non-GAAP Financial Measures
On May 12, 2008, Nuance Communications, Inc. announced its financial results for its second quarter ended March 31, 2008. The press release and the reconciliation contained therein, which have been attached as Exhibit 99.1 and incorporated herein, disclose certain financial measures that may be considered non-GAAP financial measures.
Management utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, for making operating decisions and for forecasting and planning for future periods. We consider the use of non-GAAP revenue helpful in understanding the performance of our business, as it excludes the purchase accounting impact on acquired deferred revenue and other acquisition-related adjustments to revenue. We also consider the use of non-GAAP earnings per share helpful in assessing the organic performance of the continuing operation of our business from a cash perspective. By organic performance we mean performance as if we had not incurred certain costs and expenses associated with acquisitions. By continuing operations we mean the ongoing results of the business excluding certain unplanned costs. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP revenue and earnings per share. Consistent with this approach, we believe that disclosing non-GAAP revenue and non-GAAP earnings per share to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP revenue and earnings per share, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of our business during the fiscal quarters ended March 31, 2007 and 2008, and, in particular, in evaluating our revenue and earnings per share, our management has either included or excluded items in three general categories, each of which are described below.
Acquisition Related Revenues and Expenses. We include revenue related to our acquisitions, primarily from Tegic, Viecore and VoiceSignal, that we would otherwise recognize but for the purchase accounting treatment of these transactions to allow for more accurate comparisons to our financial results of our historical operations, forward looking guidance and the financial results of our peer companies. We also excluded certain expense items resulting from acquisitions to allow more accurate comparisons of our financial results to our historical operations, forward looking guidance and the financial results of our peer companies. These items include the following: (i) acquisition-related transition and integration costs; (ii) amortization of intangible assets associated with our acquisitions; and (iii) costs associated with the investigation of the financial results of acquired entities. In recent years, we have completed a number of acquisitions, which result in non-continuing operating expenses which would not otherwise have been incurred. For example, we have incurred transition and integration costs such as retention bonuses for Former Nuance and Dictaphone employees. In addition, actions taken by an acquired company, prior to an acquisition, could result in expenses being incurred by us, such as expenses incurred as a result of the investigation and, if necessary, restatement of the financial results of acquired entities. We believe that providing non-GAAP information for certain revenue and expenses related to material acquisitions allows the users of our financial statements to review both the GAAP revenue and expenses in the period, as well as the non-GAAP revenue and expenses, thus providing for enhanced understanding of our historic and future financial results and facilitating comparisons to less acquisitive peer companies. Additionally, had we internally developed the products acquired, the amortization of intangible assets would have been expensed historically, and we believe the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to industry performance.
Non-Cash Expenses. We provide non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; (ii) certain accrued interest; and (iii) certain accrued income taxes. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, we believe that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Further, we believe that excluding stock-based compensation expense allows for a more accurate comparison of our financial results to previous periods during which our equity compensation programs relied more heavily on equity-based awards that were not required to be reflected on our income statement. We believe that excluding non-cash interest expense and non-cash income taxes provides our senior management as well as other users of our financial statements, with a valuable perspective on the cash based performance and health of the business, including our current near-term projected liquidity.
Other Expenses. We exclude certain other expenses that are the result of other, unplanned events to measure our operating performance as well as our current and future liquidity both with and without these expenses. Included in these expenses are items such as non-acquisition-related restructuring charges. These events are unplanned and arose outside of the ordinary course of our continuing operations. We assess our operating performance with these amounts included, but also excluding these amounts; the amounts relate to costs which are unplanned, and therefore by providing this information we believe our management and the users of our financial statements are better able to understand the financial results of what we consider to be our organic continuing operations.
We believe that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view our financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance.
The non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the inclusion or exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future. In addition, other companies, including other companies in our industry, may calculate non-GAAP net income (loss) differently than we do, limiting it’s usefulness as a comparative tool. Management compensates for these limitations by providing specific information regarding the GAAP amounts included and excluded from the non-GAAP financial measures. In addition, as noted above, our management evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial information.
Financial Tables Follow

Nuance Communications, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
Unaudited

	Three months ended		Six months ended
	March, 31		March, 31
	2008	2007	2008	2007
Product and licensing	$94,254	$70,324	$192,190	$146,064
Professional services, subscription and hosting	72,203	32,842	134,623	60,807
Maintenance and support	36,845	28,896	71,513	58,612

Total revenue	203,302	132,062	398,326	265,483

Costs and expenses:
Cost of product and licensing	10,686	12,075	22,271	22,287
Cost of professional services, subscription and hosting	56,443	22,567	101,267	43,120
Cost of maintenance and support	8,908	6,560	16,353	13,538
Cost of revenue from amortization of intangible assets	7,759	2,956	12,746	5,842

Total costs of revenue	83,796	44,158	152,637	84,787

Gross Margin	119,506	87,904	245,689	180,696

Research and development	30,908	17,575	58,753	34,087
Selling and marketing	56,766	41,861	112,773	85,721
General and administrative	28,074	17,540	53,309	32,925
Amortization of other intangible assets	14,155	5,116	25,654	10,266
Restructuring and other charges	3,326	—	5,478	—

Total operating expenses	133,229	82,092	255,967	162,999

Income (loss) from operations	(13,723)	5,812	(10,278)	17,697

Other income (expense), net	(12,299)	(6,506)	(26,543)	(13,305)

Income (loss) before income taxes	(26,022)	(694)	(36,821)	4,392

Provision for income taxes	769	1,037	5,394	7,356

Net Loss	$(26,791)	$(1,731)	$(42,215)	$(2,964)

Net Loss per share: basic & fully diluted	$(0.13)	$(0.01)	$(0.21)	$(0.02)

Weighted average common shares outstanding:
Basic	206,348	171,747	200,280	170,501

Fully Diluted	206,348	171,747	200,280	170,501

Nuance Communications, Inc.
Reconciliation of Supplemental Financial Information
(in thousands, except per share amounts)
Unaudited

	Three months ended		Six months ended
	March, 31		March, 31
	2008	2007	2008	2007

GAAP total revenue	$203,302	$132,062	$398,326	$265,483
Purchase accounting adjustment — revenue	16,566	2,545	30,594	4,041

Total Non-GAAP revenue	$219,868	$134,607	$428,920	$269,524

GAAP net loss	$(26,791)	$(1,731)	$(42,215)	$(2,964)
Cost of revenue from amortization of intangible assets	7,759	2,956	12,746	5,842
Amortization of other intangible assets	14,155	5,116	25,654	10,266
Non-cash stock based compensation (1)	23,244	12,364	38,419	20,954
Non-cash interest expense	1,726	922	3,031	1,985
Restructuring and other charges	3,326	—	5,478	—
Non-cash taxes	235	(182)	3,060	4,795
Purchase accounting adjustment — cost of revenue (3)	(1,160)	(280)	(2,341)	(597)
Purchase accounting adjustment — revenue (3)	16,566	2,545	30,594	4,041
Acquisition related transition and integration costs (2)	2,571	1,704	6,028	3,725

Non-GAAP net income	$41,631	$23,414	$80,454	$48,047

Non-GAAP net income diluted:	$0.18	$0.12	$0.36	$0.25

Shares used in computing non- GAAP net income per share:

Weighted average common shares outstanding:
Basic	206,348	171,747	200,280	170,501

Fully Diluted	226,156	190,745	221,066	188,285

	Three months ended		Six months ended
	March, 31		March, 31
	2008	2007	2008	2007
(1) Non-cash stock based compensation
Cost of product and licensing	$10	$7	$14	$12
Cost of maintenance and support	580	279	906	467
Cost of professional services, subscription and hosting	3,416	906	5,021	1,450
Research and development	5,520	1,819	9,104	3,026
Selling and marketing	6,523	4,853	11,563	8,302
General and administrative	7,195	4,500	11,811	7,697
Cumulative effect of accounting change	—	—	—	—

Total	$23,244	$12,364	$38,419	$20,954

(2) Acquisition related transition and integration costs
Cost of product and licensing	$(2)	$5	$—	$23
Cost of maintenance and support	40	120	114	425
Cost of professional services, subscription and hosting	164	116	(91)	345
Research and development	707	108	1,106	477
Selling and marketing	784	406	1,887	896
General and administrative	878	949	3,012	1,559

Total	$2,571	$1,704	$6,028	$3,725

(3)Purchase accounting adjustment
Revenue	$16,566	$2,545	$30,594	$4,041
Cost of product and licensing	(406)	(280)	(401)	(597)
Cost of professional services	(754)	—	(1,940)	—

Total	$15,406	$2,265	$28,253	$3,444

Nuance Communications, Inc.
Condensed Consolidated Balance Sheet
(Unaudited, in thousands)

	March 31, 2008	September 30, 2007
Assets

Current assets:
Cash and cash equivalents	$354,182	$184,335
Marketable Securities	56	2,628
Accounts receivable, net	217,835	209,707
Inventories, net	7,536	8,013
Prepaid expenses and other current assets	16,098	16,933

Total current assets	595,707	421,616

Goodwill	1,345,477	1,249,642
Other intangible assets, net	393,632	391,190
Land, building and equipment, net	37,715	37,618
Other assets	73,998	72,721

Total assets	$2,446,529	$2,172,787

Liabilities and Stockholders’ Equity

Current liabilities:
Current portion of long term debt and obligations under capital leases	$7,037	$7,430
Accounts payable and accrued expenses	134,254	138,904
Deferred revenue	115,472	95,862
Other short term liabilities	61,830	14,547

Total current liabilities	318,593	256,743

Deferred revenue, net of current portion	13,936	13,185
Long term debt and obligations under capital leases, net of current portion	897,051	899,921
Other long term liabilities	89,559	124,671

Total liabilities	1,319,139	1,294,520

Stockholders’ equity	1,127,390	878,267

Total liabilities and stockholders’ equity	$2,446,529	$2,172,787